EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "**Agreement**") is entered into as of June 26, 2015 (the "**Closing Date**") by and between WOUND MANAGEMENT TECHNOLOGIES, INC., a Texas corporation (the "**Company**"), and TONAQUINT, INC., a Utah corporation, its successors and/or assigns ("**Tonaquint**").

A. Pursuant to that certain Securities Purchase Agreement dated June 21, 2011 between Tonaquint and the Company (the "**Purchase Agreement**"), the Company issued to Tonaquint, among other securities, a certain Warrant to Purchase Shares of Common Stock #1 and a certain Warrant to Purchase Shares of Common Stock #2, each dated June 21, 2011 (the "**Warrants**"). Capitalized terms not defined herein shall have the same meaning as set forth in the Warrants.

B. Subject to the terms of this Agreement, Tonaquint and the Company desire to exchange (such exchange is referred to as the "**Warrant Exchange**") the Warrants for a new promissory note in the original principal amount of $200,000.00, and substantially in the form attached hereto as Exhibit A (the "**Exchange Note**"). The Warrant Exchange shall consist of Tonaquint surrendering the Warrants in return for the Exchange Note. Other than as provided in this Agreement and the Exchange Note, Tonaquint shall not give the Company any consideration for the cancellation of the Warrants.

C. Pursuant to the terms and conditions hereof, Tonaquint and the Company agree to exchange the Warrants for the Exchange Note, which Exchange Note will be convertible into shares (the "**Conversion Shares**") of common stock of the Company, par value $0.001 per share ("**Common Stock**") pursuant to the terms and conditions set forth in the Exchange Note.

D. As a material inducement for Tonaquint to enter into this Agreement, the parties shall execute and deliver, or cause to be delivered, as applicable, to one another the other Transaction Documents (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Note. Pursuant to the terms and conditions of this Agreement, the Warrant Exchange shall occur with Tonaquint surrendering the original Warrants to the Company in exchange for the Exchange Note. Tonaquint and the Company also agree that upon surrender, the Warrants shall be cancelled, all rights and obligations of the parties hereto under the Purchase Agreement shall be deemed to be terminated and of no further force or effect, and all obligations owed to Tonaquint in consideration for the Warrant Exchange shall hereafter be evidenced solely by the Exchange Note.

2. Closing Date; Deliveries. The closing of the transaction contemplated hereby (the "**Closing**") along with the delivery of the original Warrants and the other Transaction Documents shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

2.1. Tonaquint shall deliver to the Company the original Warrants, which Warrants shall be marked "cancelled" by the Company;

2.2. The Company shall issue the Exchange Note to Tonaquint;

2.3. Tonaquint shall deliver to the Company and its transfer agent an opinion of counsel as provided in Section 3 below; and

2.4. Mutual delivery of the other Transaction Documents.

3. Holding Period, Tacking and Legal Opinion. The parties hereto intend that for the purposes of Rule 144 of the Securities Act of 1933, as amended (the "**Securities Act**"), the holding period of the Exchange Note issued hereunder (including the corresponding Conversion Shares) will include the holding period of the Warrants from June 21, 2011, which date is the date that the Warrants were issued. The Company agrees not to take a position contrary to this Section 3, unless required by law, and the parties hereto acknowledge that the Warrants have not been amended or altered since such date. The Company agrees to take all action necessary to issue the Exchange Note (and any Conversion Shares) without restriction and not containing any restrictive legend without the need for any action by Tonaquint; it being agreed and understood that at the Closing, counsel to Tonaquint shall deliver an opinion to the Company and the Company's transfer agent that the Conversion Shares issuable to Tonaquint upon conversion of the Exchange Note may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements, and Tonaquint shall be responsible, with the reasonable cooperation of the Company, to the transfer agent to resolve any such Rule 144 issues that may be raised by the transfer agent. The Company represents that it is not subject to Rule 144(i).

4. Tonaquint's Representations and Warranties. Tonaquint represents and warrants to the Company that:

4.1. Authorization, Enforcement, Compliance with Other Instruments. (i) Tonaquint has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by Tonaquint and the consummation by Tonaquint of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by Tonaquint's Board of Directors and no further consent or authorization is required by Tonaquint, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by Tonaquint, (iv) the Transaction Documents constitute the valid and binding obligations of Tonaquint enforceable against Tonaquint in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) Tonaquint's signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind Tonaquint.

4.2. Ownership of the Warrants. Tonaquint owns all rights, titles and interests in, to and under the Warrants.

4.3. No Conflicts. The execution and delivery by Tonaquint of, and the performance by Tonaquint of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of the charter documents of Tonaquint or any agreement or other instrument binding upon Tonaquint, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Tonaquint, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Tonaquint of its obligations under this Agreement in accordance with the terms of this Agreement.

4.4. Investment Purpose. Tonaquint is acquiring the Exchange Note and the underlying Conversion Shares (collectively, the "**Securities**") for its own account for investment only and

not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; *provided, however*, that by making the representations herein, Tonaquint reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

4.5. Accredited Investor Status. Tonaquint is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

4.6. Transfer or Resale. Tonaquint understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Tonaquint shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) Tonaquint provides the Company with reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the "**SEC**") thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.7. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Tonaquint and is a valid and binding agreement of Tonaquint enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4.8. Brokers. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Tonaquint in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Tonaquint or any action taken by Tonaquint.

4.9. No other Obligations. Except for the obligations owed by the Company to Tonaquint under the Warrants (which are being cancelled), the obligations owed by the Company to Tonaquint under the Purchase Agreement (which is being terminated), and the obligations of the Company under this Agreement, the Exchange Note and all other Transaction Documents, Tonaquint does not have any claims or demands against the Company or any of the Company's current and former officers, directors, stockholders, employees, affiliates, predecessors and successors in interest, heirs, successors, assigns, attorneys and agents of each of the foregoing (the "**Company Group**") for any obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever.

4.10. No Conflicts. The execution and delivery by Tonaquint of, and the performance by Tonaquint of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of Tonaquint or any agreement or other instrument binding upon Tonaquint, or any judgment, order or decree of any governmental body,

agency or court applicable to Tonaquint, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Toanquint of its obligations under this Agreement in accordance with the terms of this Agreement.

5. Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Tonaquint (in addition to those set forth elsewhere herein):

5.1. Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Texas. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws affecting creditors' rights, generally. The Company's Board of Directors has duly adopted a resolution, authorizing this Agreement and ratifying its terms, as indicated by the **"Secretary's Certificate"** attached hereto as Exhibit B.

5.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Exchange Note, and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) the Company's signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind the Company.

5.3. Issuance of Securities. The issuance of the Exchange Note is duly authorized and the Exchange Note is free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Upon conversion in accordance with the terms of the Exchange Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

5.4. No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

5.5. Brokers. The Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder's fees or similar payments by

Tonaquint relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Tonaquint, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys' fees) and expenses suffered in respect of any such claimed or existing fees.

5.6. Share Reserve. At all times during which the Exchange Note is convertible, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Exchange Note. The Company will at all times reserve a number of shares of Common Stock equal to no less than three times the Outstanding Balance (as defined in and determined pursuant to the Exchange Note) divided by the Installment Conversion Price (as defined in the Exchange Note) (the "**Share Reserve**"), but in any event not less than 3,000,000 shares of Common Stock shall be reserved at all times for such purpose (the "**Transfer Agent Reserve**"). In furtherance thereof, from and after the date hereof and until such time that the Exchange Note has been paid in full, the Company shall require its transfer agent to reserve for the purpose of issuance of Conversion Shares under the Exchange Note a number of shares of Common Stock equal to the Transfer Agent Reserve. The Company further agrees that it will cause its transfer agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 500,000 shares as and when requested by Tonaquint in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. The Company shall further require its transfer agent to hold all shares of Common Stock that are part of the Transfer Agent Reserve exclusively for the benefit of Tonaquint and to issue such shares to Tonaquint promptly upon Tonaquint's delivery of a conversion notice under the Exchange Note. As of the date hereof, the Company has sufficient authorized and unissued shares to carry out its obligations under this Agreement. Finally, the Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Exchange Note to Tonaquint out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with the Company's written consent.

5.7. Binding Effect of Documents. The Company hereby acknowledges, confirms and agrees that: (i) each of the Transaction Documents, the Warrants and the Exchange Note to which it is a party has been duly executed and delivered to Tonaquint by the Company, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (iii) Tonaquint is and shall be entitled to the rights, remedies and benefits provided for in such documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

5.8. DTC Eligibility. Commencing on the date of this Agreement, and for so long as any portion of any of the Exchange Note remains outstanding and until all Conversion Shares are delivered to Tonaquint, the Company shall use reasonable commercial efforts to maintain DTC (the Depository Trust Company) eligibility. In the event the Common Stock is not DTC eligible, or the Company delivers shares to Tonaquint pursuant to a conversion of all or any portion of the Exchange Note in certificated rather than electronic form, then in addition to any other available remedies, the outstanding principal balance of the Exchange Note shall automatically increase by an amount equal to the decline in Value (as defined below) of the Conversion Shares, if any, between the applicable delivery date for the Conversion Shares and the date that is twenty (20) Trading Days after such Conversion Shares are actually delivered to the Buyer, without the need for any additional action or notice by

Tonaquint or any other party. "**Value**", as used in this section, shall mean the five (5) Trading Day trailing average VWAP (as defined in the Exchange Note) for the Conversion Shares.

5.9. Background Research. The Company has performed due diligence and background research on Tonaquint and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Tonaquint may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. The Company, being aware of the foregoing matters, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

6. Share Issuance Resolution and Irrevocable Instructions to Transfer Agent. Together with its execution of this Agreement, the Company shall cause its directors to execute and deliver a Share Issuance Resolution substantially in the form attached hereto as Exhibit C (the "**Share Issuance Resolution**") and shall also execute and deliver to its transfer agent the irrevocable transfer agent instruction letter substantially in the form attached hereto as Exhibit D (the "**Transfer Agent Letter**", together with this Agreement, the Exchange Note, the Secretary's Certificate, the Share Issuance Resolution, and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, the "**Transaction Documents**").

7. Releases and Waivers.

7.1. Tonaquint fully and forever releases, discharges and acquits the Company Group from any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever, whether now known or unknown, whether heretofore existing or hereafter arising, whether liquidated or unliquidated, which Tonaquint may now have, heretofore have had or hereafter may have against the Company Group pertaining or relating to the Warrants and the Purchase Agreement (the "**Tonaquint Claims**"). Tonaquint represents and warrants to the Company that Tonaquint is the sole holder and owner of any and all right, claim and/or interest that it is compromising, settling and/or releasing herein, and that no portion of the Tonaquint Claims has been transferred, assigned, or encumbered.

7.2. The Company hereby affirms that the obligations under the Exchange Note and as set forth herein are valid and binding obligations of the Company, unconditionally owed by the Company to Tonaquint without offset, defense or counterclaim of any kind, nature or description whatsoever, and the Company hereby waives, to the fullest extent allowable under law, any and all defenses that may be available to a debtor under applicable state and federal law including, without limiting the foregoing, any and all defenses available to a debtor or maker under the provisions of the Uniform Commercial Code pertaining to negotiable instruments.

8. Miscellaneous.

8.1. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and

expressly agrees that exclusive venue for Arbitration (as defined in Exhibit E) of any dispute arising out of or relating to this Agreement or any of the other Transaction Documents or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah or Utah County, Utah. Without modifying the parties' obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement or any of the other Transaction Documents, each party (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement, any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the "**Arbitration Provisions**"). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement and any other Transaction Document. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Tonaquint may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

8.3. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Installment Conversion Price, Conversion Shares, or the VWAP (as defined in the Exchange Note) (collectively, "**Calculations**"), the Company or Tonaquint (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or email with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to the Company or Tonaquint (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Tonaquint learned of the circumstances giving rise to such dispute. If Tonaquint and the Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or Tonaquint (as the case may be), then Tonaquint shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. ("**Unkar Systems**"). The Company shall cause Unkar Systems to perform the determinations or calculations (as the case may be) and notify the Company and Tonaquint of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Unkar Systems' determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems' fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event the Company is the losing party, no extension of the Delivery Date shall be granted and the Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Tonaquint may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to "Unkar Systems" herein will be

replaced with references to such independent, reputable investment bank or accounting firm so designated by Tonaquint.

8.4. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.7. Entire Agreement. This Agreement, together with the Exchange Note and the other Transaction Documents, constitutes and contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements and understandings between Tonaquint, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Tonaquint makes any representation, warranty, covenant or undertaking with respect to such matters.

8.8. No Reliance. Each party hereto acknowledges and agrees that neither the other party hereto nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to such party or any of its officers, directors, stockholders, agents, representatives, or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, neither party hereto is relying on any representation, warranty, covenant or promise of the other party hereto or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.9. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Tonaquint.

8.10. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing (including an email message) and (ii) only in the specific instance and for the specific purpose for which made or given.

8.11. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole

or in part, by the Company without the prior written consent of Tonaquint, which consent may be withheld at the sole discretion of Tonaquint; *provided, however*, that in the case of a merger, sale of substantially all of the Company's assets or other corporate reorganization, Tonaquint shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Tonaquint hereunder may be assigned by Tonaquint to a third party, including its financing sources, in whole or in part.

8.12. Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to Tonaquint only. Each of the Company, its stockholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

8.13. No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

8.14. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

8.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.16. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the other Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Tonaquint may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Tonaquint may deem expedient. The parties acknowledge and agree that upon the Company's failure to comply with the provisions of the Transaction Documents, Tonaquint's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates and future share prices, Tonaquint's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Tonaquint, among other reasons. Accordingly, any fees, charges, and default interest due under the Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Tonaquint's actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Tonaquint may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into,

such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; *provided, however*, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.17. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.18. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days' advance written notice similarly given to each of the other parties hereto):

If to the Company:

Wound Management Technologies, Inc.
Attn: Robert Lutz, Jr.
16633 Dallas Parkway, Suite 250
Addison, Texas 75001

with a copy to (which shall not constitute notice):

Jackson Walker, LLP
Attn: Richard F. Dahlson
901 Main Street, Suite 6000
Dallas, Texas 75202

If to the Buyer:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043
Telephone: 801.922.5000
Email: jhansen@hbaalaw.com

For purposes of this Agreement, "**Trading Day**" means any day during which the principal trading market for the Company's securities in the United States shall be open for business.

8.19. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

8.20. Transaction Fees. Each party shall be responsible for its own attorneys' fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

8.21. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Tonaquint shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Tonaquint (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "**Maximum Percentage**"), then the Company must not issue to Tonaquint shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to Tonaquint that would cause the Maximum Percentage to be exceeded are referred to herein as the "**Ownership Limitation Shares**". The Company will reserve the Ownership Limitation Shares for the exclusive benefit of Tonaquint. From time to time, Tonaquint may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to Tonaquint without causing Tonaquint to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to Tonaquint, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Tonaquint as set forth below. For purposes of this section, the term "**Market Capitalization of the Common Stock**" shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on the Company's most recently filed Form 10-Q or Form 10-K. By written notice to the Company, Tonaquint may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of Tonaquint.

8.22. Specific Performance. The Company and Tonaquint acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise

breached. It is accordingly agreed that the parties (including any subsequent holder of the Exchange Note) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; *provided, however* that the Company, upon receipt of a notice of conversion of the Exchange Note, may not fail or refuse to deliver the stock certificates, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense, any claim that Tonaquint or anyone associated or affiliated with Tonaquint or its assigns has violated any provision hereof or any other Transaction Document or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver such stock certificates to Tonaquint. The proceeds of such bond shall be payable to Tonaquint or any other holder of the Exchange Note to the extent that Tonaquint or such other holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if Tonaquint or the applicable holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

8.23. Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

TONAQUINT:

TONAQUINT, INC.

By: ____________________
John M. Fife, President

COMPANY:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ____________________

Name: Robert Lutz Jr.

Title: CEO

ATTACHMENTS:

Exhibit A	Exchange Note
Exhibit B	Secretary's Certificate
Exhibit C	Share Issuance Resolution
Exhibit D	Transfer Agent Letter
Exhibit E	Arbitration Provisions

Exhibit E

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit E, the term "**Claims**" means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this Exhibit E ("**Arbitration Provisions**") are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration ("**Arbitration**") to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys' fees, incident to enforcing the arbitrator's award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Exchange Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 *et seq.* (as amended or superseded from time to time, the "**Arbitration Act**"). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1 Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party ("**Arbitration Notice**") in the same manner that notice is permitted under Section 8.18 of the Agreement; *provided, however*, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 8.18 of the Agreement (the "**Service Date**"). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.18 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2 Within ten (10) calendar days after the Service Date, Iliad shall select and submit to Company the names of three arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the "**Proposed Arbitrators**"). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a "neutral" with Utah ADR Services. Within ten (10) calendar days after Iliad has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Iliad, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Iliad may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. If Lender fails to identify the Proposed Arbitrators within the time period required above, then Borrower may at any

time prior to Lender designating the Proposed Arbitrators, select the names of three arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Service by written notice to Lender. Lender may then, within ten (10) calendar days after Borrower has submitted notice of its selected arbitrators to Lender, select, by written notice to Borrower, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Lender fails to select in writing and within such 10-day period one of the three arbitrators selected by Borrower, then Borrower may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Lender. Subject to subparagraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; *provided, however*, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the **"Arbitration Commencement Date"**.

3.3 An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4 The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah (**"Litigation Proceedings"**), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5 Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; *provided, however*, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(c) No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6 Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys' fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

(a) All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys' fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys' fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys' fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys' fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys' fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys' fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the arbitration proceedings to be efficient and expeditious.

3.7 Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert's name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert's study and testimony. The parties are entitled to depose any other party's expert witness one time for no more than 4 hours. An expert may not testify in a party's case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8 All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party's agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9 The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a

decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10 The arbitrator shall have the right to award or include in the arbitrator's award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11 If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12 The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys' fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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